Exhibit P

JOINT FILING STATEMENT

Each of the undersigned agrees that (i) the statement on Schedule 13D relating to the Common Stock of Teletouch Communications, Inc. has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 to apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

March 27, 2013

STRATFORD CAPITAL PARTNERS, L.P.

By:	Stratford Capital GP Associates, L.P., its general partner

	By:	Stratford Capital Corporation, its general partner

		By:	/s/ David W. Knickel
David W. Knickel, Vice President

STRATFORD CAPITAL GP ASSOCIATES, L.P.

By:	Stratford Capital Corporation, its general partner

	By:	/s/ David W. Knickel
David W. Knickel, Vice President

STRATFORD CAPITAL CORPORATION

By:	/s/ David W. Knickel
David W. Knickel, Vice President

/s/ John R. Muse
John R. Muse

/s/ David W. Knickel
David W. Knickel

P-1

RETAIL & RESTAURANT GROWTH CAPITAL, L.P.

By:	Retail & Restaurant Growth Partners, L.P., its general partner

	By:	Retail & Restaurant Growth Management, Inc., its general partner

		By:	/s/ Raymond C. Hemmig
Raymond C. Hemmig, Chairman and CEO

RETAIL & RESTAURANT GROWTH PARTNERS, L.P.

By:	Retail & Restaurant Growth Management, Inc., its general partner

	By:	/s/ Raymond C. Hemmig
Raymond C. Hemmig, Chairman and CEO

RETAIL & RESTAURANT GROWTH MANAGEMENT, INC.

By:	/s/ Raymond C. Hemmig
Raymond C. Hemmig, Chairman and CEO

/s/ Joseph L. Harberg
Joseph L. Harberg

/s/ Raymond C. Hemmig
Raymond C. Hemmig

P-2

SCHEDULE I

General Partners, Executive Officers, Managers and Board of Directors

Stratford Capital Corporation

Name	Position and Present Principal Occupation/Business	Common Units Beneficially Owned
John R. Muse	Director and President; Private Equity	*
David W. Knickel	Vice President, Chief Financial Officer, and Secretary; Private Equity	-0-
William G. Neisel	Treasurer, Chief Compliance Officer, and Assistant Secretary; Private Equity	-0-
Linda R. Thompson	Fund Controller; Private Equity	-0-

Each of the above listed officers is a United States citizen.

The principal business address for each of the persons listed above is c/o HM Capital Partners, LLC, 200 Crescent Court, Suite 1600, Dallas, Texas 75201.

Retail & Restaurant Growth Management, Inc.

Name	Position and Present Principal Occupation/Business	Common Units Beneficially Owned
Raymond C. Hemmig	Chairman and CEO; Private Equity	-0-
Joseph L. Harberg	Director and President; Private Equity	-0-
Mark Masinter	Director and Sr. Vice President; Private Equity	-0-
Marshall B. Payne	Director; Private Equity	-0-
Scott M. Kleberg	Director; Private Equity	-0-
George S. Rich	Director; Private Equity	-0-
J. Eric Lawrence	Sr. Vice President; Private Equity	-0-

Each of the above listed officers is a United States citizen.

The principal business address for each of the persons listed above is c/o 2701 E. Plano Pkwy, Suite 200, Plano, TX 75074.

*	See the cover page for Mr. Muse, line 11 of which is incorporated herein.

Schedule I-1